Exhibit 10.32

PURCHASE AND SALE AGREEMENT

(Village Square Apartments)

THIS PURCHASE AND SALE AGREEMENT is executed to be effective as of May 29, 2013 (the “Effective Date”), between RESOURCE REAL ESTATE, OPPORTUNITY OP, LP, a Delaware limited partnership (“Buyer”) and IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership (“Seller”).

R E C I T A L S:

A. Seller owns that certain approximately 271-unit apartment project (the “Project”) known as the Village Square Apartments, located at 2301 Millbend Dr., The Woodlands, Texas, on the land more particularly described on Exhibit A attached hereto.

B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to the Assets (as defined in Section 1.3 of this Agreement), upon the terms, conditions and provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises, covenants, representations and warranties set forth in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as set forth below.

A G R E E M E N T

1. DEFINITIONS. The following terms have the following meanings when used in this Agreement:

1.1 “Agreement”. This Purchase and Sale Agreement, including all Exhibits attached hereto.

1.2 “Approvals”. All of Seller’s right, title and interest, if any, in and to all federal, state and local governmental consents, waivers, authorizations, licenses, approvals and permits required for the occupancy, management, leasing, maintenance and operation of the Assets, to the extent assignable.

1.3 “Assets”. The Property, the Improvements, the Trade Names, the Approvals, the Leases, the Warranties and the Personal Property, all as defined herein.

1.4 “Business Day”. A day other than a Saturday, Sunday or day on which national banking institutions are authorized or required by law or executive order to be closed.

1.5 “Buyer’s Representatives”. Buyer, any direct or indirect owner of any beneficial interest in Buyer, and any officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest in Buyer.

1.6 “Cash”. United States currency represented by cash in hand, certified or cashier’s check, wire transfer or other readily available funds.

1.7 “Closing” or “Close of Escrow”. The consummation of the Purchase and Sale Transaction, as evidenced by the delivery of all required funds and documents to Escrow Agent, the disbursement or delivery of such funds and documents by Escrow Agent in accordance with this Agreement and any other consistent instructions, and the recordation of the Special Warranty Deed described in Section 7.2.1.

1.8 “Closing Date”. On or before June 24, 2013.

1.9 “deemed to know” (or words of similar import). Buyer and the Buyer’s Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent (a) any Buyer’s Representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Seller’s Warranty, or (b) this Agreement, the Closing Documents executed by Seller, the documents and materials with respect to the Property delivered or made available to any Buyer’s Representative in connection with the Transaction, or any reports prepared or obtained by any Buyer’s Representatives in connection with Buyer’s due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Seller’s Warranty.

1.10 “Earnest Money Deposit”. The funds deposited by Buyer with Escrow Agent in accordance with Section 3.1 of this Agreement and all interest accrued thereon.

1.11 “Escrow”. The escrow created in accordance with this Agreement.

1.12 “Escrow Agent”. Heritage Title Company of Austin, Inc.

1.13 “Feasibility Review Period”. As defined in Section 6.5 of this Agreement.

1.14 “Improvements”. All of Seller’s right, title and interest, if any, in and to all buildings, structures, roadways, parking areas, pools, sidewalks, signs, landscaping and all other improvements and betterments existing on the Property on the Effective Date.

1.15 “Leases”. All of Seller’s right, title and interest, if any, in and to all Leases between Seller, as landlord, and residential tenants of the Project as of the Effective Date or Closing Date, as applicable.

1.16 “Opening of Escrow”. The date of delivery to and acceptance by Escrow Agent of a fully executed original of this Agreement and the receipt by Escrow Agent of the Earnest Money Deposit (as defined in Section 3.1).

1.17 “Permitted Exceptions”. shall mean and include all of the following: (a) the lien of taxes and assessments not yet due and payable, (b) any exceptions caused by any Buyer’s Representative, (c) the rights of the tenants under the Leases and (d) all other matters affecting title to the Property approved, deemed approved or waived by Buyer in accordance with Sections 6.1 of this Agreement.

1.18 “Personal Property”. All of Seller’s right, title and interest, if any, in and to: (i) all furniture, fixtures, drapes, carpeting, rugs, equipment, mechanical systems, pylons and other signs and other materials and tangible personal property of every kind and character owned by Seller and used in the operation of the Property on the Effective Date or acquired thereafter but specifically excluding (x) any key tracking system located at the Property and (y) any computer hardware, software, computer equipment, printers, monitors, and modems whether located on site at the Project or otherwise; (ii) all intangible property related to the Project, including, without limitation: all plans and specifications and other architectural and engineering drawings for the Improvements; tenant lists and correspondence; all records and promotional materials relating to the Property; telephone numbers, domain names and social media sites relating solely to the Property and that do not contain or include “IMT” in the domain name or social media sites; and (iii) the Trade Names (as defined in Section 1.25) to the extent assignable.

1.19 “Property”. The real property described in Exhibit A attached to this Agreement and all easements, rights of way, water rights, mineral rights and appurtenances running with or pertaining to the real property, together with all right, title and interest of Seller in and to (i) all strips and gores and any land lying in the bed of any street, road or avenue, opened or proposed, in front of, abutting or adjoining such real property; (ii) all easements, right-of-way, privileges, licenses, water rights, mineral and timber rights, development rights, and other rights and benefits belonging to, running with the owner of, or in any way relating to such real property and all trees, shrubbery and plants, and rights to growing crops and all appurtenances; and (iii) any unpaid award for the taking by eminent domain of any part of the aforesaid real property or for damage to such real property by reason of a change of grade of any street subject to the provisions of Section 12 of this Agreement.

1.20 “Purchase and Sale Transaction”. The purchase and sale of the Assets contemplated by this Agreement.

1.21 “Purchase Price”. The total purchase price to be paid by Buyer for the Assets, as set forth in Section 3 of this Agreement.

1.22 “Seller Representatives”. Seller and its respective members, officers, affiliates, agents (including the Property Manager), representatives and employees.

1.23 “Service Contracts”. All maintenance, laundry room, cable television, pest control, termite agreements, and other agreements of any kind or character relating to the operation of the Assets (other than the Leases).

1.24 “Title Company”. First American Title Insurance Company or such other title insurance underwriter licensed to issue title policies in the State of Texas, as selected by Seller in its sole and absolute discretion.

1.25 “Trade Names”. All of Seller’s right, title and interest, if any, in and to all names used by Seller to designate the Project and all goodwill associated therewith.

1.26 “Warranties”. All of Seller’s right, title and interest, if any, in and to all guaranties or warranties within Seller’s possession or control to the benefit of Seller for any of the Assets.

2. DEFINITIVE AGREEMENT FOR PURCHASE AND SALE OF THE PROPERTY. Upon full execution of this Agreement, this Agreement will be a binding agreement between Buyer and Seller for the purchase and sale of the Assets subject to the terms, conditions and provisions set forth in this Agreement, including the Recitals. This Agreement, including the Recitals, which are expressly incorporated herein, supersedes all other written or oral agreements between Buyer and Seller concerning the Purchase and Sale Transaction.

3. PURCHASE PRICE AND METHOD OF PAYMENT. The “Purchase Price” is $27,200,000, payable as follows:

3.1 $500,000, in Cash, as the Earnest Money Deposit (the “Earnest Money Deposit”), to be deposited by Buyer with Escrow Agent within two (2) Business Days after delivery to Escrow Agent of a fully executed original of this Agreement.

3.2 The balance of the Purchase Price equal to the difference between (i) the Earnest Money Deposit and (ii) the total Purchase Price (plus or minus applicable prorations and other adjustments specified herein), in Cash, as additional funds to be deposited by Buyer with Escrow Agent no later than 12:00 p.m., Texas time on the Closing Date.

4. DISPOSITION OF EARNEST MONEY DEPOSIT. If the Purchase and Sale Transaction is consummated, the Earnest Money Deposit must be paid by Escrow Agent to Seller and applied against the Purchase Price. If the Purchase and Sale Transaction is not consummated, Seller and Buyer hereby instruct Escrow Agent to apply the Earnest Money Deposit as follows:

4.1 If Buyer terminates this Agreement pursuant to Section 6.1, Section 6.4 or Section 6.5, the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer. If Buyer terminates this Agreement pursuant to Section 12 hereof, or terminates (or is deemed to have terminated) this Agreement pursuant to Section 13.1(ii), the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer, and neither Buyer nor Seller shall have any further obligations hereunder except those obligations that survive termination of this Agreement.

4.2 If Seller terminates this Agreement pursuant to the right granted pursuant to Section 13.2 of this Agreement, the Earnest Money Deposit and all accrued interest, if any, shall be paid to Seller as Seller’s liquidated damages, as provided in Section 13.2.

4.3 Except as set forth in Section 4.1 hereinabove, it is intended that the Earnest Money Deposit is non-refundable and shall be paid over to Seller in all other events.

5. INFORMATION REGARDING THE PROJECT. Within two (2) days of Opening of Escrow, to the extent not already delivered or made available by Seller to Buyer, Seller shall deliver to Buyer (or make available for inspection through a dedicated data room, or at the Project as noted below) the following documents and information to the extent same are within Seller’s possession or control: (i) copies of the documentation set forth in Schedule 5 and (ii) other information or documents reasonably requested by Buyer. Notwithstanding the foregoing, the documentation in Schedule 5 that is not currently available because it relates to the time period “through the date of sale” shall (i) be delivered by Seller to Buyer when such information becomes available and the obligation of Seller to deliver such information to Buyer shall survive the Closing and (ii) be used by Buyer solely to satisfy Buyer’s reporting requirements and not to evaluate the Property or extend the Feasibility Period.

6. BUYER’S CONDITIONS PRECEDENT. Buyer’s obligation to purchase the Assets and otherwise perform under this Agreement is contingent upon the following:

6.1 Title Commitment. Seller shall cause Escrow Agent to issue and deliver to Buyer a title commitment with respect to the Property pursuant to which the Title Company commits to issue an owner’s policy of title insurance with respect to the Property, and to provide legible copies of all instruments referred to in the title commitment (collectively, the “Title Report”). Seller shall also deliver to Buyer the most recent “as built’ survey in Seller’s possession (the “Survey”). Buyer shall have seven (7) days after receipt of the last of the Title Report and the Survey to review and to object in writing to any easements, liens, encumbrances or other exceptions or requirements in the Title Report and Survey (the “Title Objections”). If Buyer fails to object within the time specified, then the condition of title to the Property reflected on the Title Report and Survey will be deemed approved, and all exceptions to title noted thereon shall be Permitted Exceptions. If Buyer makes Title Objections, all matters shown on the Title Report and Survey to which Buyer does not object shall be deemed Permitted Exceptions. If the Title Objections are made within the time specified, Seller may (but is not obligated to) attempt to eliminate, or advise Buyer if it will attempt to eliminate, the matters covered by the Title Objections within five (5) days after receipt of the Title Objections (the “Seller Response Date”). If Seller responds by the Seller Response Date that it is unable or unwilling to eliminate the matters covered by the Title Objections, or Seller does not respond to the Title Objections by such date, Buyer, within five (5) days after the Seller Response Date, shall either (i) waive the Title Objections that Seller was unable or unwilling (or deemed to be unable or willing by not responding) to cure or (ii) terminate this Agreement (such termination resulting in the return of the Earnest Money Deposit as provided in Section 4 of this Agreement). If Buyer does not so terminate this Agreement within five (5) days of the Seller Response Date, Buyer will be deemed to have accepted as Permitted Exceptions those Title Objections that Seller has not cured or agreed in writing to cure.

6.2 Monetary Liens. Notwithstanding the foregoing, no mortgage liens or mechanic’s liens shall constitute Permitted Exceptions and Seller shall be required to cure such mortgage liens or mechanic’s liens (collectively, “Mandatory Cure Items”.

6.3 Title Insurance Policy. At the Close of Escrow, Escrow Agent shall cause the Title Company to commit to issue to and in favor of Buyer a TLTA standard coverage owner’s policy of title insurance with any endorsements or expanded coverage requested by Buyer with respect to the Property, in the amount of the Purchase Price, effective on the Closing Date, insuring fee simple title to the Property in Buyer, subject only to the Permitted Exceptions (the “Title Policy”). The cost of the Title Policy and any other costs or fees charged by the Title Company shall be borne by Buyer and Seller as set forth in Section 7.4.1.

6.4 Survey. Buyer may elect to obtain at Buyer’s sole cost and expense an update to the Survey as soon as is reasonably practicable (such updated survey referred to herein as the “Updated Survey”), so long as Buyer orders the Updated Survey from the surveyor that prepared the Survey within five (5) days following the later of (a) Buyer’s receipt of the Survey or (b) Opening of Escrow. If Buyer fails to timely order the Updated Survey, then Buyer shall have none of the additional survey objection rights set forth hereinbelow. Upon completion of the Updated Survey, Buyer shall deliver a copy of the Updated Survey to Seller. Buyer shall have three (3) days after its receipt of the Updated Survey to review and to object in writing to any defects appearing on the Updated Survey which do not appear on the Survey and which have a material adverse effect on the operation or value of the Project (the “Updated Survey Objections”). If Buyer fails to object within the time specified, then the Updated Survey will be deemed approved. If Updated Survey Objections are made within the time specified, Seller may (but is not obligated to) attempt to eliminate, or advise Buyer if it will attempt to eliminate, the matters covered by the Updated Survey Objections within five (5) days after receipt of the Updated Survey Objections. If Seller is unable or unwilling to eliminate the matters covered by the Updated Survey Objections by or before such date, Seller will so notify Buyer, in writing, and Buyer, within three (3) days of receiving Seller’s notice, shall either (i) waive the Updated Survey Objections that Seller was unable or unwilling to cure or (ii) terminate this Agreement. If Buyer does not so terminate this Agreement within three (3) days of receipt of Seller’s notice, the Updated Survey Objections shall be deemed waived and the matters shown on the Updated Survey shall be deemed approved.

6.5 Feasibility Review.

6.5.1 Buyer shall have a period of time commencing on the Effective Date and ending on June 12, 2013 (the “Feasibility Review Period”) to inspect the Assets and to conduct, review and approve any investigations, tests, analyses or studies deemed necessary by Buyer to determine the condition and fitness of the Assets and the feasibility and desirability of acquiring the Assets (the “Feasibility Review”).

6.5.2 Seller hereby permits Buyer and Buyer’s Representatives access to the Property for the purpose of conducting Buyer’s Feasibility Review during the Feasibility Period subject to the following limitations: (a) access to the Property shall be during normal working hours upon at least two Business Days’ notice to Seller and/or Seller’s agent, Investors Management Trust Real Estate Group, Inc. (“Property Manager”), Attention: Mike Hooks, Phone: 512/505-2325; Fax: 818/784-4788, (b) Buyer shall provide to Seller in advance the names, addresses and scope of work for each consultant, contractor and agent who will be conducting Feasibility Review at the Property, (c) Buyer shall provide Seller with evidence that Buyer is in compliance with the insurance requirements of Section 6.5.3, (d) access and investigations shall not interfere with the operation of the Property or the rights of tenants, (e) Buyer shall not contact any tenant without Seller’s prior written consent, which Seller may withhold in Seller’s sole discretion, (f) Buyer’s Representatives shall not destroy or damage any portion of the Property and Buyer shall repair promptly any physical damage caused by its Feasibility Review and shall restore the Property to substantially the same condition as it existed immediately prior to any test or inspection, (g) Buyer shall not conduct any invasive or destructive testing without Seller’s prior written consent, which Seller may withhold in Seller’s sole discretion and Seller or its designated representatives shall have the right to be present during any physical testing of the Property, (h) Buyer shall not contact any governmental official or representative of any actual or potential violation of any zoning, environmental or other law, rule or regulation, or any hazardous substances, unless (and then only to the extent) required by applicable law and after giving Seller notification of its intent to do so if permitted by applicable law, in each case without the prior written consent of the Seller which may be granted or denied in the Seller’s sole and absolute discretion; provided that Buyer or any of Buyer’s Representatives, or any zoning confirmation company acting for Buyer may, without Seller’s consent, contact municipal authorities to confirm the zoning of the Property and make customary inquiries or examinations of public records regarding compliance with applicable zoning, building and safety laws and (i) all inspections shall be at Buyer’s sole expense and shall be in accordance with applicable laws, including without limitation, laws relating to worker safety and the proper disposal of discarded materials. In addition, Seller shall permit Buyer to access the Property after the expiration of the Feasibility Period if Buyer has not terminated the Agreement one time prior to Closing to conduct a “walk through” provided (i) Buyer’s “walk through” shall not provide Buyer with a right to terminate this Agreement after the Feasibility Period and (ii) Buyer satisfies the conditions set forth in this Section 6.5.2 deemed applicable by Seller in connection with such “walk through”.

6.5.3 Buyer shall obtain and maintain Commercial General Liability Insurance on an “occurrence” basis, covering Buyer’s activities on or about the Property, including (i) Protective Liability, (ii) Products/Completed Operations Liability, (iii) Broad Form Property Damage Liability, and (iv) Contractual Liability (which includes, without limitation, coverage for the indemnity and hold harmless agreement set forth in Section 6.5.4), against claims for bodily injury, personal injury (with employee and contractual exclusions deleted), property damage and death, with a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence, and in aggregate, with aggregate limits of liability applying separately to Products/Completed Operations and all other general liability coverages combined. Each liability policy shall be written on an “occurrence” basis, if available. If any such policy is not available on an “occurrence” basis, and such policy is written on a “claims made” basis, such policy shall be subject to Seller’s prior written approval. Each policy must be written so that the effective (or retroactive) date of the policy is prior to the date of Buyer’s first access to the Property. Any such “claims made” basis policy shall be maintained until the expiration of any applicable statute of limitations, but in any event for a period of not less than one (1) year following the Effective Date. Buyer shall furnish Seller with (a) certificates showing that all insurance is being maintained as required herein, and (b) endorsements naming the following entities as additional insureds under such policies: Seller and the Property Manager. If any such insurance policy expires before the termination of Buyer’s obligation to carry such insurance pursuant to this Agreement, Seller shall be provided with renewal certificates or binders not less than fifteen (15) days prior to such expiration together with evidence of the payment of premiums thereon. Each such certificate of insurance shall contain a provision that the coverage afforded under such policies will not be canceled or modified until at least ten (10) days prior written notice has been given to Seller.

6.5.4 Buyer shall indemnify, defend, protect, and hold harmless Seller and the Seller Representatives, from and against any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations, of any kind or nature whatsoever (including reasonable attorneys’ fees, consultants’ fees and experts’ fees) arising out of or resulting from access to, entrance upon, or inspection of Property by the Buyer or any Buyer’s Representative (a “Claim”). Without limiting Buyer’s other obligations under this Agreement, Buyer shall, upon receipt of notice of any Claim, promptly make a claim under Buyer’s insurance policy or policies; however, if Buyer fails to make a claim under any such insurance policy, Seller may make a claim under Buyer’s insurance policies on Buyer’s behalf and Buyer shall indemnify Seller from any and all expenses and liabilities incurred by Seller in making any such claim on behalf of Buyer. In addition, Buyer, for itself and all of the other Buyer Representatives, hereby waives and releases Seller and each of the Seller Representatives from all Claims by Buyer or any of Buyer’s Representatives except to the extent that any Claims arise due to the gross negligence or willful misconduct of Seller or any Seller Representatives. This Section shall survive the termination of this Agreement and any closing under this Agreement.

6.5.5 Buyer acknowledges that the documents and information relating to the Assets provided to Buyer pursuant to Section 5 of this Agreement and any other information obtained or generated by Buyer or any of the other Buyer’s Representatives (the “Feasibility Information”) is confidential. Accordingly, Buyer shall hold, and shall cause the Buyer’s Representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the closing shall have been consummated, (a) the terms of this Agreement and any term sheet or letter of intent (whether signed or unsigned), (b) any of the Feasibility Information and (c) the identity of any direct or indirect owner of any beneficial interest in Seller. In the event that this Agreement is terminated, Buyer shall promptly deliver to Seller, or destroy, all Feasibility Information provided to Buyer by Seller pursuant to Section 5 of this Agreement, without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose the Feasibility Information (a) on a need-to-know basis to the Buyer’s Representatives, but subject to such individuals being bound by the other limitations of this Section, (b) as any governmental agency may require in order to comply with applicable laws, provided that Buyer provides Seller with prior written notice of such governmental disclosure requirement, and (c) to the extent that such information is a matter of public record other than as a result of a disclosure by Buyer or any Buyer Representative. Buyer hereby confirms its agreement to indemnify, defend and hold Seller and the other Seller Representatives free and harmless from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations, of any kind or nature whatsoever, arising out of Buyers breach of this Section. This Section shall survive the termination of this Agreement.

6.5.6 Seller shall also hold, and shall cause any Seller Representative to hold, in strict confidence, and not disclose to any other person without the prior written consent of Buyer until the closing shall have been consummated, (a) the terms of this Agreement and any term sheet or letter of intent (whether signed or unsigned) and (b) the identity of any direct or indirect owner of any beneficial interest in Buyer. Seller hereby confirms its agreement to indemnify, defend and hold Buyer free and harmless from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations, of any kind or nature whatsoever, arising out of Seller’s breach of this Section. This Section shall survive the termination of this Agreement.

6.5.7 If for any reason Buyer determines that the Assets are not in a suitable condition or not fit for Buyer’s purpose or that it is not feasible or desirable to acquire the Assets, Buyer may terminate this Agreement prior to the expiration of the Feasibility Review Period by giving written notice of termination to Seller (the “Termination Notice”) prior to 5:00 p.m., Texas time on the date of the expiration of the Feasibility Review Period. Upon termination, the Earnest Money Deposit shall be immediately refunded to Buyer. If the Agreement is not terminated by Buyer’s delivery of the Termination Notice to Seller prior to the expiration of the Feasibility Review Period, Buyer’s closing conditions set forth in this Section 6.5 shall be deemed satisfied. If Buyer sends a Termination Notice, then this Agreement shall be terminated and Buyer shall be entitled to the return of the Earnest Money Deposit.

6.5.8 On or before the expiration of the Feasibility Review Period, Buyer shall notify Seller as to which Service Contracts Buyer will not agree to assume at Closing. Seller agrees to give appropriate notices of termination of the Service Contracts which Buyer timely notifies Seller it wants cancelled, but only to the extent termination is permitted thereunder without penalty to Seller; provided, however, that if the notice required to terminate such Service Contracts will not have run prior to Closing, Seller shall assign and Buyer shall assume any remaining rights and obligations under such Service Contracts. All existing agreements for management of the Property shall be terminated at Closing. All Service Contracts not terminated shall be assigned by Seller and assumed by Buyer at Closing (the “Assumed Service Contracts”). Notwithstanding the foregoing, Service Contracts that are for multiple projects or are on a national basis as between Seller and any vendor shall not be Assumed Service Contracts.

7. CLOSING.

7.1 Time and Place. The Closing shall take place in the offices of the Escrow Agent on the Closing Date via delivery of documents and funds through the parties’ respective escrow instructions to Escrow Agent, without a physical closing. The items to be delivered by Seller or Buyer in accordance with the terms of Sections 7.2 or 7.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Texas time on the last Business Day prior to the Closing Date, except Buyer’s closing funds, which must be by deposited by Buyer with Escrow Agent by 12:00 p.m. Texas time on the Closing Date as provided in Section 3.2 hereof.

7.2 Seller’s Closing Deliveries. At the Closing, Seller shall deliver to Escrow Agent (or to Buyer at the Property as indicated hereinbelow):

7.2.1 A Special Warranty Deed (herein so called) in the form of Exhibit B attached to this Agreement fully executed and properly acknowledged by Seller, conveying the Property and Improvements to Buyer, subject only to the Permitted Exceptions;

7.2.2 A Bill of Sale (herein so called) in the form of Exhibit C attached to this Agreement fully executed by Seller, transferring the Personal Property to Buyer;

7.2.3 At least two (2) counterparts of an Assignment and Assumption of Leases (herein so called) in the form of Exhibit D attached to this Agreement fully executed by Seller, assigning to Buyer all of Seller’s right, title and interest in and to the Leases in effect as of the Closing Date;

7.2.4 At least two (2) counterparts of an Assignment and Assumption of Contracts, Approvals and Warranties (herein so called) in the form of Exhibit E attached to this Agreement fully executed by Seller, assigning to Buyer all of Seller’s rights, if any, under the Assumed Service Contracts, Approvals and Warranties and pursuant to which Buyer assumes all of the Assumed Service Contracts;

7.2.5 An I.R.C. § 1445 Certification in the form of Exhibit F attached to this Agreement fully executed by Seller, as required by Internal Revenue Code Section 1445(b)(2);

7.2.6 The tenant notice letters in the form of Exhibit G attached hereto for execution by Buyer, which Buyer agrees to sign and deliver to the Tenants upon Closing;

7.2.7 The original Leases, Assumed Service Contracts and Approvals which are in Seller’s possession or control (to be delivered at the Property);

7.2.8 All keys to the Improvements and Personal Property (to be delivered at the Property);

7.2.9 Written evidence that this Agreement and the Purchase and Sale Transaction has been approved by all necessary organization action of Seller;

7.2.10 Termination letter of the management agreement signed by Seller and the property manager;

7.2.11 A settlement statement signed by Seller which is reasonably acceptable to the Seller and accurately reflects the payments, credits, and prorations required herein (together with the settlement statement signed by Buyer, the “Settlement Statements”);

7.2.12 An update of the Rent Roll, certified as true, correct and complete in all material respects, dated no later than three (3) Business Days prior to the Closing Date; and

7.2.13 Any other funds, instruments or documents as may be reasonably requested by Escrow Agent or reasonably necessary to effect or carry out the purposes of this Agreement (which funds, instruments or documents are subject to Seller’s prior approval, which approval may not be unreasonably withheld or delayed).

7.3 Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver to Escrow Agent:

7.3.1 The funds required by Section 3 of this Agreement;

7.3.2 At least two (2) counterparts of the Assignment and Assumption of Leases referred to in Section 7.2.3 and the Assignment and Assumption of Contracts, Approvals and Warranties referred to in Section 7.2.4 fully executed by Buyer;

7.3.3 Written evidence that this Agreement and the Purchase and Sale Transaction have been authorized and approved by all necessary organization action of Buyer;

7.3.4 A Settlement Statement signed by Buyer which is reasonably acceptable to Buyer and accurately reflects the payments, credits, and prorations required herein; and

7.3.5 Any other funds, instruments or documents as may be reasonably requested by Escrow Agent, or necessary, to effect or carry out the purposes of this Agreement (which funds, instruments or documents are subject to Buyer’s prior approval, which approval may not be unreasonably withheld or delayed).

7.4 Prorations and Closing Costs.

7.4.1 Buyer shall pay the following costs and expenses associated with the Purchase and Sale Transaction: (a) all premiums and charges of the Title Company for the Title Policy and all endorsements obtained by Buyer (including, without limitation, any endorsements required by Buyer’s lender), other than the premium allocable to the issuance of a TLTA “standard” coverage owner’s policy of title insurance, (b) the cost of the Updated Survey, (c) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (d) one-half (1/2) of all escrow or closing charges of the Escrow Agent, (e) all costs of Buyer’s due diligence, including fees due its consultants and attorneys, and (h) all lenders’ costs and fees related to any financing to be obtained by Buyer. Seller shall pay the following costs and expenses associated with the Purchase and Sale Transaction: (i) the premium allocable to the issuance of a TLTA “standard” coverage owner’s policy of title insurance, (ii) the commission due Seller’s Broker, (iii) costs and expenses associated with Mandatory Cure Items, (iv) one-half (1/2) of all escrow or closing charges of the Escrow Agent, and (v) all fees due its attorneys. The obligations of the parties under this Section 7.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

7.4.2 All real and personal property taxes and assessments for the current year; all charges for fuel, water, sewer, electricity and other utilities furnished to the Property and Improvements; all collected rents under the Leases and other collected revenue; and all charges payable under the Assumed Service Contracts or Approvals and all other operating expenses shall be prorated on and as of the Closing Date. Buyer will receive the benefit of the proration of income and the burden of expenses on the day of Closing. The tax proration shall be based upon the prior year tax bills as issued by the applicable taxing authorities if the current tax bills have not yet been issued. If the current tax bills have been issued or the rates and assessed value for the tax year of Closing are otherwise known, then such actual rates and assessments shall be used to prorate taxes at Closing. If the current tax bills have not been issued or the rates and assessed value for the tax year of Closing are not otherwise known, and prior year tax bills form the basis for prorations as of Closing, then within fifteen (15) days of the issuance of the tax bills for the Closing tax year, either party may provide notice to the other party of the actual amounts assessed for the Closing tax year. Provided timely notice is given, Buyer and Seller agree to reprorate taxes after Closing based upon the actual tax bills for the Closing tax year, such obligation to survive Closing for one (1) year. All refundable security deposits actually held by Seller under the Leases and not applied to tenant obligations under the Leases shall be transferred or credited to Buyer at the Closing. Buyer shall be responsible for delivering all utility deposits (or the equivalent thereof) to each applicable utility company. Seller will obtain a refund of the utility deposits Seller delivered to each utility company directly from each utility company. Delinquent and uncollected rents under the Leases as of the Closing Date shall not be prorated. After Closing, Buyer shall make a good faith effort to collect any rents or other revenues not collected as of the Closing Date on Seller’s behalf and such delinquent rents received by Buyer after Closing that are attributable to the period prior to Closing shall be tendered to Seller upon receipt; provided, however, that all rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the applicable Lease at the time of collection (i.e., current and delinquent rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have the exclusive right to collect the sums due under the Leases or other revenue due Seller and Seller hereby retains its rights to pursue claims against any tenant under the Leases or other party for sums due with respect to periods prior to the Closing Date; provided, however, that with respect to any legal proceedings against any tenant under a Lease, and Seller shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease.

7.4.3 Reassessment. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (e.g., “escape assessment” or “roll-back taxes”) based upon the change in land usage or ownership of the Property on or after the Closing Date, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all liabilities for such taxes. Such indemnity shall survive the Closing and not be merged therein.

7.5 Possession. Buyer will be entitled to possession of the Assets immediately after the Closing, subject to rights of tenants under the Leases.

8. SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants as of the Effective Date, and effective as of the Closing, to Buyer that:

8.1 Organization and Standing. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, and has full power and authority to enter into this Agreement and complete the Purchase and Sale Transaction. This Agreement and all related documents and the Purchase and Sale Transaction have been duly authorized by all necessary company action by Seller.

8.2 Approvals. Neither the execution and the delivery of this Agreement nor the Purchase and Sale Transaction is subject to any requirement that Seller obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party, which has not been obtained or which if not obtained or made will have a material adverse effect, financial or otherwise, on the business or property of Seller or render such execution, delivery or consummation illegal or invalid, or result in the creation of any lien, charge or encumbrance upon the Assets.

8.3 Binding Agreement. Upon Seller’s execution of this Agreement, this Agreement shall be binding and enforceable against Seller in accordance with its terms, and upon Seller’s execution of the additional documents contemplated by this Agreement, they shall be binding and enforceable against Seller in accordance with their terms. The individual executing this Agreement on behalf of Seller has the right, power and authority to execute this Agreement on behalf of Seller, and Seller has the right, power and authority to convey the Property in accordance with the terms of this Agreement.

8.3 Title. There are no unrecorded outstanding rights of first refusal, rights of reverter or options to purchase relating to the Property or any interest therein.

8.4 Rent Rolls. To Seller’s Knowledge, the rent roll to be delivered to Buyer pursuant to Section 5 of this Agreement, and the rent rolls heretofore or hereafter delivered or otherwise made available to Buyer’s Representatives prior to or in connection with Closing include the rent rolls that are used by Seller in the day-to-day operation and management of the Property.

8.5 Condemnation. To Seller’s Knowledge, there are no condemnation, eminent domain or similar proceedings pending or threatened in writing against the Property by any governmental authority having jurisdiction over the Property.

8.6 Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or binding on Seller which is in conflict with this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any indenture, mortgage, note or other agreement to which or by which Seller is or will be bound. Seller has received no written notice of any current action or proceeding pending against Seller, nor, to Seller’s Knowledge, has any such action or proceeding been threatened.

8.7 Notice of Violations. To Seller’s Knowledge and except as disclosed in the Feasibility Information, Seller has not any received written notice from any governmental authority that the Project is in any violation of any zoning law or other law or regulation applicable to the Property.

8.8 FIRPTA. Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

8.9 OFAC. Seller (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or other replacement official publication of such list and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

8.10 Service Contracts. To Seller’s Knowledge, the list of Service Contracts attached hereto as Schedule 8.10 is a true, correct and complete list of all written contracts and agreements that affect the ownership, operation, and management of the Property. To Seller’s Knowledge, Seller is not in default under any Service Contract.

8.11 General Provisions.

A. No Representation as to Leases. Seller does not represent or warrant that any particular lease or leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

B. Seller’s Warranties Deemed Modified. To the extent that Buyer or any of Buyer’s Representatives knows or is deemed to know prior to the expiration of the Feasibility Review Period that Seller’s warranties set forth in this Section 8 (“Seller’s Warranties”) are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer’s knowledge or deemed knowledge, as the case may be.

C. Effect of Closing. Notwithstanding anything to the contrary contained in this Agreement or any document executed at Closing, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Purchase and Sale Transaction, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $25,000.

D. “Seller’s Knowledge” or words of similar import shall refer only to the actual knowledge, after reasonable inquiry of the property manager, of the Designated Employees and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon the Designated Employees any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employees. There shall be no personal liability on the part of the Designated Employees arising out of any of the Seller’s Warranties. “Designated Employees” shall mean Bryan Scher (EVP- Operations) and Ken Bible (Regional Manager).

E. Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer in connection with the Purchase and Sale Transaction and the Property under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed Three Hundred Thousand Dollars ($300,000). The provisions of Section 8.11A through F shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

F. Survival. The truth of Seller’s Warranties on and as of the Effective Date and on and as of the Close of Escrow is a condition precedent to Buyer’s obligations to purchase the Assets and otherwise perform under this Agreement. If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Purchase and Sale Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $25,000. If Seller has breached one or more of Seller’s Warranties as of the Close of Escrow in any material respect, Buyer shall, to the extent it is aware of such breach, give Seller written notice thereof, and Seller shall have five (5) days to cure such breach. Seller’s Warranties shall survive Closing and delivery of the Deed for a period of 180 days after Closing. As a condition precedent to Buyer’s enforcement of any rights or remedies for the breach of any of Seller’s Warranties following Closing, Buyer must have delivered a written claim to Seller on or before the date which is the 180th day from and including the Closing Date; otherwise all of Seller’s Warranties shall terminate and shall thereafter be null and void and of no further force or effect.

8.A Condition of Property. EXCEPT AS TO SELLER’S WARRANTIES, SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES AS TO THE CONDITION OF THE PROPERTY OR THE IMPROVEMENTS, OR AS TO ANY ASPECT OF THE ASSETS. BUYER IS PURCHASING THE PROPERTY AND IMPROVEMENTS “AS-IS” AND “WITH ALL FAULTS” AND IN ITS PRESENT CONDITION. EXCEPT AS TO SELLER’S WARRANTIES, BUYER ACKNOWLEDGES THAT IN ENTERING INTO THIS AGREEMENT, SELLER MAKES NO WARRANTY

OR REPRESENTATION WITH RESPECT TO THE PROPERTY, THE IMPROVEMENTS OR ANY PORTION THEREOF, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION (PHYSICAL, ENVIRONMENTAL OR OTHERWISE), HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SIZE, VALUE, GEOLOGY, SEISMIC SUSCEPTIBILITY, EXISTING ENTITLEMENTS, THE POSSIBILITY OF FUTURE ENTITLEMENTS, ZONING, THE CONDITION OR VALUE OF ADJACENT OR NEARBY PROPERTIES, SUBSURFACE CONDITIONS, THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS OR ANY OTHER ENVIRONMENTAL OR OTHER CONTAMINATION, THE CONDITION OF THE PROPERTY OR IMPROVEMENTS OR THE COMPLIANCE OR NON-COMPLIANCE WITH APPLICABLE GOVERNMENTAL LAWS, CODES, RULES AND REGULATIONS. SELLER HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, AND BUYER RELEASES SELLER FROM ANY AND ALL LIABILITY WITH RESPECT THERETO. BUYER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN GIVEN ADEQUATE OPPORTUNITY TO INVESTIGATE THE PROPERTY AND IMPROVEMENTS OR HAVE EXPERT CONSULTANTS RETAINED BY BUYER INVESTIGATE THE PROPERTY AND IMPROVEMENTS, AND THAT BUYER IS RELYING SOLELY AND EXCLUSIVELY UPON ITS OWN INVESTIGATION AND THAT OF ITS EXPERT CONSULTANTS WITH RESPECT TO THE PROPERTY AND IMPROVEMENTS AND IS NOT RELYING IN ANY WAY ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF THE SELLER OTHER THAN SELLER’S WARRANTIES. BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF THE SELLER WITH RESPECT TO THE PROPERTY OR IMPROVEMENTS WAS OBTAINED FROM A VARIETY OF SOURCES, AND SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER SHALL HAVE NO LIABILITY TO BUYER OR TO ANY OF BUYER’S SUCCESSORS OR ASSIGNS FOR ANY ASPECT OF THE PROPERTY OR IMPROVEMENTS OR IF ANY INFORMATION, CONCLUSION, PROJECTION OR OTHER STATEMENT OF ANY NATURE CONTAINED IN ANY MATERIALS PROVIDED BY OR ON BEHALF OF THE SELLER SHOULD PROVE NOT TO BE TRUE, ACCURATE OR COMPLETE FOR ANY REASON. EXCEPT AS TO SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8, BUYER AND BUYER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASE SELLER AND SELLER’S REPRESENTATIVES FROM, AND WAIVES ANY AND ALL LIABILITIES (“LIABILITIES”) AGAINST SELLER AND EACH OF THE OTHER SELLER REPRESENTATIVES FOR OR ATTRIBUTABLE TO OR IN CONNECTION WITH THE ASSETS, WHETHER ARISING OR ACCRUING BEFORE, ON OR AFTER THE

DATE HEREOF AND WHETHER ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH HAVE HERETOFORE OR MAY HEREAFTER OCCUR, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

(a) ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY THE SELLER REPRESENTATIVES TO BUYER OR ANY OF BUYER’S REPRESENTATIVES; AND

(b) ANY AND ALL LIABILITIES WITH RESPECT TO THE STRUCTURAL, PHYSICAL, OR ENVIRONMENTAL CONDITION OF THE PROPERTY; AND

(c) ANY AND ALL LIABILITIES RELATING TO THE RELEASE OF OR THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON CERCLA (COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, 42 U.S.C. §§9601 ET SEQ., AS AMENDED BY SARA (SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986) AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. §§6901 ET SEQ., OR ANY RELATED CLAIMS OR CAUSES OF ACTION OR ANY OTHER FEDERAL, STATE OR MUNICIPAL BASED STATUTORY OR REGULATORY CAUSES OF ACTION FOR ENVIRONMENTAL CONTAMINATION AT, IN, ABOUT OR UNDER THE PROPERTY; AND

(d) ANY AND ALL TORT CLAIMS MADE OR BROUGHT WITH RESPECT TO THE PROPERTY OR THE USE OR OPERATION THEREOF FOR EVENTS OCCURRING AFTER CLOSING; AND

(e) ANY IMPLIED OR STATUTORY WARRANTIES OR GUARANTIES OF FITNESS, MERCHANTABILITY OR ANY OTHER STATUTORY OR IMPLIED WARRANTY OR GUARANTY OF ANY KIND OR NATURE REGARDING OR RELATING TO ANY PORTION OF THE PROPERTY.

THE RELEASE AND WAIVER SET FORTH IN THIS SECTION 8A IS NOT INTENDED AND SHALL NOT BE CONSTRUED TO AFFECT OR IMPAIR ANY RIGHTS OR REMEDIES THAT BUYER MAY HAVE AGAINST SELLER AS A RESULT OF A BREACH OF ANY OF SELLER’S WARRANTIES SET FORTH IN SECTION 8. BUYER HEREBY (A) ASSUMES AND TAKES RESPONSIBILITY FOR ALL LIABILITIES,

AND (B) AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER AND THE OTHER SELLER REPRESENTATIVES FROM ALL LIABILITIES (INCLUDING REASONABLE ATTORNEYS’ FEES, EXPENSES AND DISBURSEMENTS). THIS SECTION 8A SHALL SURVIVE CLOSING.

9. BUYER’S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS. Buyer represents, warrants and acknowledges to Seller that as of the date of this Agreement and upon Closing:

9.1 Organization and Standing. Buyer is duly organized, validly existing and in good standing under the laws of the state of its organization, and has full power and authority to enter into this Agreement and complete the Purchase and Sale Transaction. This Agreement and all related documents and the Purchase and Sale Transaction have been duly authorized by all necessary organizational action of Buyer.

9.2 Approvals. Neither the execution and the delivery of this Agreement nor the Purchase and Sale Transaction is subject to any requirement that Buyer obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party, which has not been obtained or which if not obtained or made will have a material adverse effect, financial or otherwise, on the business or property of Buyer or render such execution, delivery or consummation illegal or invalid, or result in the creation of any lien, charge or encumbrance upon the Assets.

9.3 Binding Agreement. Upon Buyer’s execution of this Agreement, this Agreement will be binding and enforceable against Buyer in accordance with its terms, and upon Buyer’s execution of the additional documents contemplated by this Agreement, they will be binding and enforceable against Buyer in accordance with their terms.

9.4 OFAC. Buyer (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or other replacement official publication of such list and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

The truth of the foregoing representations and warranties on and as of the Effective Date and on and as of the Close of Escrow is a condition precedent to Seller’s obligations to sell the Property and otherwise perform under this Agreement. The foregoing representations and warranties shall survive Closing. If Buyer has breached one or more of its representations and warranties as of the Close of Escrow, Seller shall, to the extent it is aware of such breach, give Buyer written notice thereof, and Buyer shall have five (5) days to cure such breach. The foregoing representations and warranties shall survive Closing and delivery of the Special Warranty Deed for a period of 180 days after Closing. As a condition precedent to Seller’s enforcement of any rights or remedies for the breach of any of Buyer’s representations and warranties following Closing, Seller must have delivered a written claim to Buyer on or before the date which is the 180th day from and including the Closing Date; otherwise all of such representations and warranties shall terminate and shall thereafter be null and void and of no further force or effect.

10. CONTINUED OPERATION. Following the Opening of Escrow, Seller shall continue to operate, manage and maintain the Assets in substantially the same manner as Seller is operating, maintaining and managing the Assets prior to the Opening of Escrow, normal wear and tear and casualty damage excepted. Seller shall continue to use commercially reasonable efforts to lease vacant units on Seller’s current lease form and at market rental rates as determined by Seller following the Opening of Escrow. Seller will not enter into, modify or renew any Service Contracts after the expiration of the Feasibility Review Period that are not cancelable upon 30-days’ notice without Buyer’s written consent, such consent not to be unreasonably withheld. Seller shall not sell, assign, rent (except in accordance with this Agreement), convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Assets (or any part thereof or estate therein) in any manner except as approved in writing by Buyer, except that Seller may remove any tangible Personal Property if it replaces same with tangible Personal Property of the same quality. Seller shall also (i) keep, observe, and perform in a timely manner all of its material obligations under the Service Contracts and Leases and (ii) maintain in full force and effect any existing property insurance. Seller shall notify Buyer in writing if Seller receives any written notice that renders any of Seller’s Warranties to be incorrect or misleading in any material respect.

11. BROKER’S COMMISSION. Concerning any brokerage commission, Seller and Buyer agree as follows:

11.1 Seller and Buyer- warrant, each to the other, that they have not dealt with any finder, broker or realtor in connection with the Purchase and Sale Transaction except Apartment Realty Advisors (“Seller’s Broker”). Seller’s Broker represents Seller. Seller has agreed to pay a commission to Seller’s Broker if, as, and when Closing occurs pursuant to a separate written agreement.

11.2 Seller shall and does hereby indemnify Buyer against, and agrees to hold Buyer harmless from, any claim, demand or suit for any brokerage commission, finder’s fee or similar charge with respect to the execution of this Agreement or the Purchase and Sale Transaction based on any act by or agreement or contract with Seller, and for all losses, obligations, costs, expenses and fees (including attorneys’ fees) incurred by Buyer on account of or arising from any such claim, demand or suit.

11.3 Buyer shall and does hereby indemnify Seller against, and agrees to hold Seller harmless from, any claim, demand or suit for any brokerage commission, finder’s fee or similar charge with respect to the execution of this Agreement or the Purchase and Sale Transaction based on any act by or agreement or contract with Buyer, and for all losses, obligations, costs, expenses and fees (including attorneys’ fees) incurred by Seller on account of or arising from any such claim, demand or suit, except as to Seller’s Broker.

11.4 This Section 11 shall survive Closing.

12. RISK OF LOSS. Subject to the provisions of this Section 12, the risk of loss shall be upon Seller until Close of Escrow. In the event of any material (as defined below) loss or damage to or condemnation of any portion of the Property or Improvements prior to the Close of Escrow, Seller shall promptly notify Buyer in writing and Buyer may terminate this Agreement within ten (10) days after Buyer is notified in writing by Seller of such casualty event or condemnation. If Buyer does not so terminate this Agreement, Buyer shall be deemed to have waived the material loss or damage and shall proceed to Closing, as provided hereinbelow. If Buyer waives any material loss or damage to or condemnation of the Property or Improvements and proceeds to consummate the Purchase and Sale Transaction, or in the event of immaterial loss, damage or condemnation and Seller has not repaired, replaced or restored the damaged or condemned Improvements prior to Closing (the repair of which Seller shall have no obligation), the parties shall close on the Closing Date, there shall be no reduction of the Purchase Price (except that Buyer shall receive a credit against the Purchase Price in the amount of any deductible, less any amounts thereof used by Seller to repair, replace or restore the damaged Improvements), and Seller shall pay to Buyer at the Close of Escrow the amount of any insurance or condemnation proceeds attributable to the Improvements which have been received by Seller (less any amounts thereof used by Seller to repair, replace or restore the damaged or condemned Improvements) and assign to Buyer as of the Close of Escrow all rights or claims to proceeds payable thereafter to the extent permitted by Seller’s insurance policies. A material loss, damage or taking is any loss or damage to any portion of the Property and Improvements the cost of which to replace or repair exceeds $1,500,000 or a taking of any portion of the Property that materially impairs the continued use or operation of such portion of the Property substantially as used or operated prior to the taking.

13. REMEDIES.

13.1 If Seller fails to close the Purchase and Sale Transaction pursuant to this Agreement, Buyer’s sole remedy is to either (i) waive the effects of such failure and proceed to consummate the Purchase and Sale Transaction, (ii) terminate this Agreement and obtain a return of the Earnest Money Deposit, or (iii) seek specific performance. Buyer shall be deemed to elect to terminate this Agreement, obtain a return of the Earnest Money Deposit and waive any right to enforce specific performance against Seller unless Buyer is ready, willing and able to perform its obligations under this Agreement on the Closing Date, gives Seller notice of its intent to enforce specific performance against Seller within five (5) days after the Closing Date, and brings an action for specific performance in the appropriate court having jurisdiction within thirty (30) days of the Closing Date. Buyer may send a notice to Seller at any time during the five (5) day period after the Closing Date if Buyer elects to receive a refund of the Earnest Money Deposit and waive any right to enforce specific performance against Seller.

13.2 BUYER AND SELLER AGREE THAT IF THE CLOSING FAILS TO OCCUR DUE TO THE DEFAULT OF BUYER, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX SELLER’S ACTUAL DAMAGES FOR, AMONG OTHER ITEMS, TAKING OR HAVING THE PROPERTY OFF THE MARKET WHILE THIS AGREEMENT WAS IN EFFECT, AND BUYER AND SELLER AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES IF THE CLOSING FAILS TO OCCUR DUE TO BUYER’S DEFAULT. IN ADDITION, BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT, AND SELLER DESIRES TO AVOID THE COSTS AND LENGTHY DELAYS THAT WOULD RESULT IF SELLER WERE REQUIRED TO FILE A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT. THEREFORE, IF THE CLOSING FAILS TO OCCUR DUE TO THE DEFAULT OF BUYER AND SELLER DOES NOT WAIVE SUCH DEFAULT IN WRITING, THEN UPON THE WRITTEN DEMAND OF SELLER THIS AGREEMENT AND THE ESCROW SHALL BE TERMINATED AND CANCELLED. IN SUCH EVENT, (A) ESCROW AGENT SHALL RETURN ALL DOCUMENTS TO THE PARTIES WHO DEPOSITED SAME, (B) ALL TITLE AND ESCROW CANCELLATION CHARGES SHALL BE CHARGED TO BUYER, AND (C) SELLER SHALL RETAIN THE EARNEST MONEY DEPOSIT AND ANY INTEREST ACCRUED THEREON AS LIQUIDATED DAMAGES FOR BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY. SELLER’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A TERMINATION FOR BUYER’S DEFAULT SHALL BE LIMITED TO THE RECOVERY OF THE EARNEST MONEY DEPOSIT AND INTEREST EARNED THEREON AND SELLER HEREBY WAIVES ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT

LAW OR IN EQUITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 13.2, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY BUYER’S INDEMNITY OBLIGATIONS OR ITS OTHER SURVIVING OBLIGATIONS UNDER THIS AGREEMENT.

14. TERMINATION. If Buyer or Seller elects to terminate this Agreement pursuant to an express right of termination as provided in this Agreement, the terminating party shall give written notice of the termination to the other party and Escrow Agent. Upon termination, Escrow Agent shall disburse the Earnest Money Deposit in accordance with Section 4 and return all documents deposited in the Escrow to the party who supplied the documents. Upon delivery of money and documents, this Agreement and the Escrow will be deemed terminated, and except as provided in this Agreement, neither party will have any further liability or obligation under this Agreement.

15. ATTORNEYS’ FEES. If there is any litigation between Seller and Buyer to enforce or interpret any provisions of this Agreement or rights arising under this Agreement, the unsuccessful party in the litigation, as determined by the court, shall pay to the successful party, as determined by the court, all costs and expenses, including but not limited to reasonable attorneys’ fees incurred by the successful party, with fees to be determined by the court sitting without a jury.

16. NOTICES. Except as otherwise required by law, any notice given in connection with the Purchase and Sale Transaction must be in writing and must be given by personal delivery, overnight courier service, telecopy, or United States certified or registered mail, return receipt requested, postage prepaid, addressed to Seller or Buyer at the following addresses (or at another address as Seller or Buyer or the person receiving copies may designate in writing):

SELLER:	c/o Investors Management Trust Real Estate
Group, Inc.
15303 Ventura Boulevard, Suite 200
Sherman Oaks, CA 91403
Attn: Mike Hooks
Phone #: (512) 505-2325
Fax #: (818) 784-0795

WITH A	Lewis and Roca LLP
COPY TO:	40 North Central Avenue
Phoenix, Arizona 85004
Attn: Andy Carper, Esq.
Phone #: 602-262-0227
Fax #: 602-734-3820

ESCROW
AGENT:	Heritage Title Company of Austin, Inc.
401 Congress, Suite 1500
Austin, Texas 78701
Attn: John Bruce
Phone #: 512-505-5012
Fax #: 512-380-8812

BUYER:	Resource Real Estate Opportunity OP, LP
2005 Market Street, 15th Floor
Philadelphia, PA 19103
Attn: Shelle Weisbaum
Phone #: 215-832-4187
Fax #: 215-761-0452

WITH A
COPY TO:	Ledgewood Law Firm
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attn: Stacy Bedwick
Phone #: 215-731-9450
Fax #: 215-735-2513

Notice is deemed to have been given on the date on which notice is delivered, if notice is given during business hours by personal delivery or telecopy, on the business day after the date of delivery to the overnight courier service, if that service is used, and on the third business day after the date of deposit in the mail, if mailed by certified mail, return receipt requested. Notice is also deemed to have been received on the date on which the notice is actually received or delivery is refused. Copies of all notices given to Seller or Buyer must be given to Escrow Agent. A party’s attorney may give notices on behalf of the attorney’s client.

17. TIME OF ESSENCE. Time is of the essence to this Agreement and to all dates and time periods set forth herein.

18. ADDITIONAL ACTS. The parties agree to execute promptly all other documents and perform all other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

19. GOVERNING LAW. This Agreement is governed by, and construed and enforced in accordance with, the laws of the State of Texas.

20. BUSINESS DAYS. If this Agreement requires any act to be done or action to be taken on a date which is not a Business Day, that act or action will be deemed to have been validly done or taken if done or taken on the next succeeding Business Day.

21. WAIVER. The waiver by any party to this Agreement of any right granted to it under this Agreement is not a waiver of any other right granted under this Agreement, nor may any waiver be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

22. NO SURVIVAL. Except as otherwise expressly provided in this Agreement, none of the covenants, agreements, representations, warranties or acknowledgments set forth in this Agreement shall survive the Closing, and shall merge into the deeds, assignments or other instruments executed or delivered under this Agreement.

23. COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same instrument. Signatures sent via pdf or facsimile shall be deemed original signatures.

24. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors and assigns. Buyer may not assign Buyer’s rights under this Agreement without Seller’s prior written approval, such approval not to be unreasonably withheld; provided, however, Buyer may assign its rights hereunder to any entity “controlled” by Buyer or Buyer’s principals. “Controlled” shall mean that Buyer or its principals own at least 51% of such assignee and are delegated the day-to-day management responsibility for such assignee entity. Upon Seller’s written approval to any assignment, or upon any permitted assignment, the assignment of this Agreement to any assignee must be in writing and shall provide for the assumption by such assignee of all of Buyer’s obligations hereunder. Such assignment and assumption shall not, however, release Buyer from its obligations under this Agreement. Buyer shall provide Seller with a copy of any such assumption agreement at least five (5) Business Days prior to Closing.

25. CONSTRUCTION. This Agreement is the result of negotiations between the parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement must be construed in accordance with their usual and customary meanings. Seller and Buyer hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of this Agreement.

26. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any other document, instrument or agreement executed in connection with or in furtherance of this Agreement, including any exhibits to this Agreement, the other document, instrument or agreement must be consistently interpreted in a manner as to give effect to the general purposes and intention as expressed in this Agreement, which must be deemed to prevail and control.

27. HEADINGS. The headings in this Agreement are for reference only and do not limit or define the meaning of any provision of this Agreement.

28. SEVERABILITY. If any provision of this Agreement or any portion of any provision of this Agreement is determined to be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability may not alter the remaining portion of such provision, or any other provision of this Agreement, as each provision of this Agreement is deemed severable from all other provisions of this Agreement.

29. INCORPORATION BY REFERENCE. All Exhibits to this Agreement are fully incorporated into this Agreement as though set forth in full.

30. NO RECORDATION. Seller and Buyer hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded of public record in the county in which the Property is located or any other county. Should Buyer or Seller ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by such party hereunder, and, in addition to the other remedies provided for herein, the other party shall have the express right to terminate this Agreement by filing a notice of said termination in the county in which the Property is located. Notwithstanding the foregoing, Buyer shall be entitled to record a lis pendens if Buyer sues Seller for specific performance in accordance with this Agreement.

31. JURY WAIVER. BUYER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY BUYER OR BY SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY

MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY BUYER AT CLOSING AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

32. RADON GAS. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN MONTGOMERY COUNTY, TEXAS. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY HEALTH UNIT

33. NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, ETC. OF SELLER. Buyer acknowledges that this Agreement is entered into by a limited liability company as Seller, and Buyer agrees that no individual officer, asset manager, employee, member, agent, partner or other representative of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

34. TAX FREE EXCHANGE.

34.1 Buyer Tax Free Exchange. Buyer may structure the acquisition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Buyer’s sole cost and expense. Seller shall reasonably cooperate therein, provided that Seller shall incur no additional costs, expenses or liabilities in connection with Buyer’s exchange. Buyer shall indemnify, defend and hold Seller harmless therefrom and Seller shall not be required to take title to or contract for purchase of any other property. If Buyer uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Buyer hereunder shall not relieve, release or absolve Buyer of its obligations to Seller.

34.2 Seller Tax Free Exchange. Seller may structure the sale of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Seller’s sole cost and expense. Buyer shall reasonably cooperate therein, provided that Buyer shall incur no additional costs, expenses or liabilities in connection with Seller’s exchange. Seller shall indemnify, defend and hold Buyer harmless therefrom and Buyer shall not be required to take title to or contract for purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Buyer.

35. PRESS RELEASE. After the Closing, the Seller or the Buyer may issue a press release with respect to the sale and purchase hereunder, provided that in no event shall any such press release issued by the Buyer disclose the identity of the Seller’s direct or indirect beneficial owners by name or the consideration paid to the Seller for the Asset without Seller’s prior written consent which may be given or withheld in Seller’s sole discretion and in no event shall any such press release issued by the Seller disclose the identity of the Buyer’s direct or indirect beneficial owners by name or the consideration paid to the Seller for the Asset without Buyer’s prior written consent which may be given or withheld in Buyer’s sole discretion.

36. ACCEPTANCE. Seller has executed this Agreement so as to offer to sell the Assets to Buyer upon the terms and conditions set forth herein. If Buyer has not accepted this offer by causing the Opening of Escrow to occur on or before two (2) Business Days after the Effective Date, this offer shall be deemed rescinded.

[SIGNATURE PAGE FOLLOWS]

Buyer and Seller have executed this Agreement to be effective as of the Effective Date.

SELLER:

IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership

By:	IMT Capital VS LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ Mike Hooks
Mike Hooks
Authorized Signatory

BUYER:

RESOURCE REAL ESTATE OPPORTUNITY OP, LP, a Delaware limited partnership

By:	Resource Real Estate Opportunity REIT, Inc., its general partner

	By:	/s/ Authorized Signatory
Name:
Title:

This Purchase and Sale Agreement together with the Earnest Money Deposit received on May 30, 2013, which date shall be the date of the Opening of Escrow. Escrow Agent hereby agrees to act as “the person responsible for closing” the Purchase and Sale Transaction within the meaning of Section 6045(a) of the Internal Revenue Code of 1986, as amended, and to file all forms and returns required thereby.

ESCROW AGENT:

HERITAGE TITLE COMPANY OF AUSTIN INC.

By:	/s/ Authorized Signatory
Name:
Title:

LIST OF EXHIBITS

Exhibit A	—	Legal Description

Exhibit B	—	Special Warranty Deed

Exhibit C	—	Bill of Sale

Exhibit D	—	Assignment and Assumption of Leases

Exhibit E	—	Assignment and Assumption of Contracts, Approvals and Warranties

Exhibit F	—	Non Foreign Affidavit

Exhibit G	—	Tenant Notice Letter

Schedule 5	—	Due Diligence Request List

Schedule 8.10	—	Service Contracts

EXHIBIT A

Legal Description of the Property

SEE ATTACHED

Being 15.3163 Acres out of the John Taylor Survey, A-547, Montgomery County, Texas, known as Village Square Apartments, Phase 1, recorded under Cab, C, Sheet 125B, and Village Square Apartments, Phase 2, recorded under Cab. C, Sheet 148B, Montgomery County Map Records, and being more particularly described as follows: (All coordinates and bearings refer to the Texas Stale Plane Coordinate System, South Central Zone.)

BEGINNING at a point located in the West right of way line of Grogan’s Mill Road (200’ r-o-w) at the intersection of the South right-of-way line of South Millbend Drive (100’ r-o-w), as recorded in Volume 823, Page 224, Montgomery County Deed Records, said point having a coordinate value of Y=855,841.0462, X=3,116,345.2912 of the South Central Zone of the Texas State Prime Coordinate System.

THENCE S 24 degrees 09 minutes 01 seconds E, a distance of 696.23 feet along the Northeast line of this tract and also being the West right-of-way line of said Grogan’s Mill Road (200’ r-o-w) to a point for corner and beginning of a curve to the left;

THENCE a distance of 117.11 feet along the arc of a curve to the left, having a chord which bears S 25 degrees 00 minutes 23 seconds E, a chord length of 117.11 feet, a radius of 3919.72 feet and a delta angle of 01 degrees 42 minutes 43 seconds to a point for corner;

THENCE leaving said right-of-way S 64 degrees 08 minutes 16 seconds W, a distance of 273.51 feet along the North boundary of Village of Grogan’s Mill, Section 10, as recorded in Cab. B, Sht. 1-A, Montgomery County Plat Records;

THENCE S 13 degrees 40 minutes 03 seconds W, a distance of 155.00 feet to a point for corner on the North Right-of-way line of North Red Cedar Circle (60’ r-o-w);

THENCE a distance of 63.53 feet along the arc of a curve to the left, having a chord which bears N 82 degrees 49 minutes 57 seconds W, a chord length of 63.39, a radius of 280.00 feet and a delta angle of 13 degrees 00 minutes 00 seconds to an angle point;

THENCE N 89 degrees 19 minutes 57 seconds W, a distance of 100.00 feet to the beginning of a curve to the left;

THENCE a distance of 121.75 feet along the arc of a curve to the left having a chord which bears S 84 degrees 01 minutes 26 seconds W, a chord length of 121.48 feet, a radius of 525.00 feet and a delta angle of 13 degrees 17 minutes 15 seconds to a point for corner, said point being the Southeast corner of Village of Grogan’s Mill, Section 21, recorded in Cab. B. Sheet. 42A, Montgomery County Map Records;

THENCE leaving said right-of-way along the East boundary of Section 21, N 12 degrees 37 minutes 12 seconds W, a distance of 160.00 feet to a point for a corner;

THENCE along the North boundary of said Section 21, S 75 degrees 32 minutes 01 seconds W, a distance of 110.77 feet to an angle point;

130747.1	Exhibit A
Village Square Apartments	Page 1

3

THENCE S 72 degrees 42 minutes 17 seconds W, a distance of 110.00 feet to an angle point;

THENCE S 67 degrees 40 minutes 03 seconds W, a distance of 193.82 feet to an angle point;

THENCE S 88 degrees 02 minutes 39 seconds W, a distance of 30.00 feet to the Northwest corner of Section 21, said corner falling on the East right-of-way line of South Millbend Drive (100’ r-o-w) as recorded in Cab. B, Sheet. 24A, Montgomery County Map Records;

THENCE N 01 degrees 57 minutes 21 seconds W, a distance of 130.25 feet along said right-of-way to the beginning of a curve to the right;

THENCE a distance of 1011.44 feet, along the arc of a curve to the right, having a chord which bears N 33 degrees 10 minutes 21 seconds E, a chord length of 949.25 feet, a radius of 824.85 feet and a delta angle of 70 degrees 15 minutes 24 seconds to an angle point;

THENCE N 68 degrees 18 minutes 03 seconds E, a distance of 186.89 feet to the POINT OF BEGINNING.

130747.1	Exhibit A
Village Square Apartments	Page 2

4

EXHIBIT B

Special Warranty Deed

WHEN RECORDED, MAIL TO:

SPECIAL WARRANTY DEED

STATE OF	)
	)	KNOW ALL MEN BY THESE PRESENTS THAT:
County of	)

IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership (“Grantor”), with an address of 15303 Ventura Boulevard, Suite 200, Sherman Oaks, CA 91403, for and in consideration of the sum of Ten Dollars ($10.00), and other good, valuable, sufficient and received consideration to the Grantor paid by                                          (“Grantee”), with an address of                                         , has GRANTED, SOLD and CONVEYED, and by these presents does hereby GRANT, SELL and CONVEY, unto the Grantee that certain real property located in                      County, Texas (the “Property”), which Property is more particularly described in Exhibit A attached hereto.

This Deed is executed by Grantor and accepted by Grantee subject only to validly existing and enforceable rights, restrictions, easements, interests, estates and other matters listed on Exhibit B attached hereto (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the benefits, rights, privileges, easements, tenements, hereditaments, and appurtenances unto the Property in anywise belonging, and together with all improvements of whatever kind, character or description now located on the Property, unto the Grantee, and the successors and assigns of the Grantee, and the Grantor does hereby bind itself, and the successors and assigns of the Grantor, to WARRANT and FOREVER DEFEND all and singular the Property, subject only to the Permitted Exceptions, unto the Grantee, and the successors and assigns of the Grantee, against every person whomsoever lawfully claiming or to claim the Property or any part of the Property by, through or under the Grantor, but not otherwise.

For the same consideration, the Grantor hereby grants, sells and conveys without warranty express or implied, all right, title, interest and benefit of the Grantor in and to any adjacent street, roads, alleys, and rights-of-way, and strips and gores of real estate.

IN WITNESS WHEREOF, THIS SPECIAL WARRANTY DEED has been executed by the Grantor effective as of             , 2013.

SELLER:

IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership

By:	IMT Capital VS LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
	Title:	Manager

STATE OF	)
	)	ss.
County of	)

The foregoing instrument was acknowledged before me this     day of                 , 2013, by                                         , Manager of IMT Capital VS LLC, a Delaware limited liability company, the sole general partner of IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership, on behalf of said partnership.

Notary Public

My commission expires:

2

EXHIBIT A

Property Description

EXHIBIT B

Permitted Exceptions

EXHIBIT C

BILL OF SALE

BILL OF SALE

Pursuant to that certain Purchase and Sale Agreement (the “Agreement”), dated as of                 , 2013,                                          between (“Buyer”) and IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership (“Seller”), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby sell, transfer, convey and assign to Buyer, the Personal Property (as defined in the Agreement), together with all goodwill associated therewith. The Personal Property does not include any computers, computer equipment, printers, monitors, modems or software whether located at the Project (as defined in the Agreement) or otherwise.

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller as more expressly set forth in Section 8A of the Agreement except that Seller warrants that (a) Seller is the sole owner of the Personal Property, (b) Seller has the power, authority and right to execute and deliver this Bill of Sale and to sell, assign and transfer the Personal Property, and (c) Seller has not made any prior sale or assignment of any of the Personal Property.

DATED as of                 , 2013.

SELLER:

IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership

By:	IMT Capital VS LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
	Title:	Manager

EXHIBIT D

Assignment and Assumption of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of                 , 2013 (the “Effective Date”), by and between                                         , a                                          (“Assignee”) and IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership (“Assignor”).

R E C I T A L S:

A. Assignor is presently the holder of the landlord’s interest under the leases, rental agreements and occupancy agreements listed on the rent roll attached hereto as Exhibit “A” (the “Leases”).

B. Pursuant to the Purchase and Sale Agreement dated May     , 2013, between Assignor and Assignee (the “Agreement”), Assignor is assigning to Assignee and Assignee is acquiring all of Assignor’s interest in, to and under the Leases and all unapplied refundable security deposits (collectively, the “Deposits”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as set forth below.

A G R E E M E N T :

1. Assignment. Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, to and under the Leases and the Deposits and all claims and causes of action thereunder or with respect thereto, which accrue after the Effective Date, subject to the rights of the tenants under the Leases.

2. Assumption. Assignee hereby assumes and agrees to perform, fulfill and comply with all covenants and obligations to be performed, fulfilled or complied with by the landlord under the Leases and with respect to the Deposits, from and after the Effective Date.

3. Assignee’s Indemnification of Assignor. Assignee shall and does hereby indemnify Assignor against, and agrees to hold Assignor harmless from, all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses (including but not limited to reasonable attorneys’ fees) arising out of liability accruing under the Leases or the Deposits on or after the Effective Date.

4. Assignor’s Indemnification of Assignee. Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless from, all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses (including but not limited to reasonable attorneys’ fees) arising out of liability accruing under the Leases or the Deposits prior to the Effective Date.

5. AS-IS. This Assignment is made without any covenant, warranty or representation by, or recourse against, Seller as more expressly set forth in Section 8A of the Agreement.

6. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

IMT CAPITAL VILLAGE SQUARE LP,
a Delaware limited partnership

By:	IMT Capital VS LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
	Title:	Manager

ASSIGNEE:

By:
Name:
Title:

2

EXHIBIT E

Assignment and Assumption of Contracts, Approvals and Warranties

ASSIGNMENT AND ASSUMPTION

OF CONTRACTS, APPROVALS AND WARRANTIES

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, APPROVALS AND WARRANTIES (the “Assignment”) is made as of                                          (the “Effective Date”), between IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership (“Assignor”) and                                          (“Assignee”).

R E C I T A L S:

A. Assignor and Assignee have previously entered into that certain Purchase and Sale Agreement, dated May     , 2013 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

B. Pursuant to the terms of the Agreement, Assignor is assigning to Assignee and Assignee is acquiring all of Assignor’s interest, to the extent assignable, in, to and under the Assumed Service Contracts, the Approvals and the Warranties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as set forth below.

A G R E E M E N T:

1. Assignment. Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, if any, and to the extent assignable, to and under the Assumed Service Contracts, the Approvals and the Warranties.

2. Assumption. Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed and complied with by the holder of the interest of the person to whom service is due under the Assumed Service Contracts.

3. Assignee’s Indemnification of Assignor. Assignee shall and does hereby indemnify Assignor against, and agrees to hold Assignor harmless from, all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses (including but not limited to reasonable attorneys’ fees) arising out of liability accruing under the Assumed Service Contracts on or after the Effective Date.

4. Assignor’s Indemnification of Assignee. Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless from, all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses (including but not limited to reasonable attorneys’ fees) arising out of liability accruing under the Assumed Service Contracts prior to the Effective Date.

5. AS-IS. This Assignment is made without any covenant, warranty or representation by, or recourse against, Seller as more expressly set forth in Section 8A of the Agreement

6. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership

By:	IMT Capital VS LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
	Title:	Manager

ASSIGNEE:

By:
Name:
Title:

2

EXHIBIT F

I.R.C. § 1445 Certification

I.R.C. § 1445 CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is a disregarded entity as defined in § 1.1445-2(b)(2)(iii).

2. IMT Capital REIT LLC (the “REIT”) owns 100% of the beneficial ownership of Seller and is not a disregarded entity.

3. The REIT is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

4. The REIT’s U.S. employer identification number is                                         .

5. The REIT’s office address is 15303 Ventura Boulevard, Suite 200, Sherman Oaks, California 91403.

Each of Seller and the REIT understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and he further declare that he has authority to sign this document on behalf of Seller and the REIT.

(signature on following page)

Dated as of                 , 2013.

REIT:

IMT CAPITAL REIT, LLC, a Delaware limited liability company

By:	IMT Capital Fund, L.P., its Manager

	By:	IMT Capital Partners, LLC, its
General Partner

By:
Name:
		Title:	Managing Member

SELLER:

IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership

By:	IMT Capital VS LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
	Title:	Manager

2

EXHIBIT G

Tenant Notice Letter

                , 2013

Re: Notice of Change of Ownership of

       Village Square Apartments

Ladies and Gentlemen:

You are hereby notified as follows:

1. That as of the date hereof, IMT Capital Village Square LP has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”).

2. You will be receiving a separate letter from the New Owner specifying a new notice and rent payment address and new contact persons.

3. The New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease.

Sincerely,

IMT CAPITAL VILLAGE SQUARE LP, a Delaware limited partnership

By:	IMT Capital VS LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
	Title:	Manager

1

SCHEDULE 5

Due Diligence Request List

(1) Monthly income statements for the Property beginning December 2011 and through date of sale;

(2) Monthly bank statements for the Property beginning December 2011 through date of sale;

(3) Intentionally Deleted;

(4) Monthly rent rolls for December 2011 through month of sale;

(5) Account payable and account receivable detail listing/aging reports at 12/31/11, 12/31/12 and date of sale;

(6) Check registers and payables registers for January 2012, February 2012, January 2013, February 2013 and through the date of sale;

(7) Intentionally Deleted;

(8) Copies of selected invoices through the date of sale, as requested by auditors;

(9) Copies of all real estate tax bills for 2012 and 2013;

(10) Contact person at the property management company with whom the auditors can discuss internal control procedures and walk through information;

(11) Standard Lease form with respect to the Property

(12) Copies of all utility bills for past 12 months

1

SCHEDULE 8.10

Service Contracts

Vendor	Description
Apt Guide/Consumer Source	Advertising
Apts.com	Advertising
Apartment Finder (Network Communications	Advertising
Apartment Data Services	Advertising
For Rent Magazine	Advertising
Video Monthly LP	DVD Rentals
Onhold USA	On Hold Telephone Message
ProVista Solutions	Live agent answering service
KeyTrack	Key Machine
Canon Solutions	Quarterly copier
Canon Financial	Monthly copier
Ozarka Water	Monthly water cooler
Comcast acct# 8777 70 159 0506736	Cable service
Comcast acct# 8777 70 310 0091399	Cable service
Alarmtechs World Class	Fire monitoring
Pro-Turf Landscaping	Landscaping
Terminix	Pest control
Terminix	Annual termite bond
Poolsure	Pool maintenance
Coinmatch	Laundry

The following contracts are National Contracts and are not assumable:

Residential Check	Tenant screening
Satisfacts	Resident survey
Rainmaker LRO	Revenue management
Property Solutions	Resident portal
Cintas	Uniforms
AT&T Acct #281 367-2736 0232	Telephone
OPS	Invoice processing
CCS Community Conservation Solutions	Utility billing

2